SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 28, 2004

TALX CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Missouri	000-21465	43-0988805

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1850 Borman Court
St. Louis, Missouri 63146

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (314) 214-7000

Item 12. Results of Operations and Financial Condition

     On July 28, 2004, TALX Corporation (the “Company”) issued a press release announcing the Company’s results for the three months ending June 30, 2004 and guidance for revenues and diluted earnings per share for the three months ending September 30, 2004 and updated guidance for the fiscal year ending March 31, 2005 (the “Press Release”). A copy of the Press Release is furnished with this report as Exhibit 99.1 to this Form 8-K and incorporated by reference herein.

     In addition, the Company announced in the Press Release that a conference call would be held on July 29, 2004, to discuss its financial and operating results for the three months ending June 30, 2004, as well as to discuss future expectations. A slide presentation for use in conjunction with this conference call is furnished as Exhibit 99.2 hereto and incorporated herein by reference.

     The slide presentation for use in conjunction with the Company’s conference call will be posted to the Company’s website located at www.talx.com/2005, although the Company reserves the right to discontinue its availability at any time.

Non-GAAP Financial Measures

     The Press Release and the slide presentation contain non-GAAP presentations of actual and forecasted earnings from continuing operations and diluted earnings per share which exclude a non-operating charge related to the Company’s ongoing SEC investigation. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. Management uses these non-GAAP measures internally to evaluate the performance of the business, including to allocate resources and to evaluate results relative to incentive compensation targets. Management believes that presentation of these non-GAAP financial measures provides useful information to investors because these measures exclude elements that the Company does not consider to be indicative of earnings from its on-going operating activities.

     The information in this Current Report on Form 8-K and the exhibits attached hereto shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor shall such information or exhibits be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 28, 2004	TALX CORPORATION

	By:	/s/ L. Keith Graves

L. Keith Graves
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press Release, dated July 28, 2004
99.2	Slide Presentation for July 29, 2004 Conference Call